Tidal Trust III N-14

Exhibit 99.14

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in this Registration Statement on Form N-14 of our report dated February 28, 2024, relating to the financial statements and financial highlights of The BeeHive Fund, a series of Forum Funds, for the year ended December 31, 2023, and to the references to our firm under the headings “Service Providers” and “Financial Highlights of the Target Fund” in the Proxy Statement/Prospectus.

COHEN & COMPANY, LTD.

Philadelphia, Pennsylvania

October 10, 2024